AMENDMENT NO. 10
TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 10 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February __, 2008 (the “Agreement”) relating to the Credit Agreement referenced below, is by and among WOLVERINE TUBE, INC., a Delaware corporation (the “Company”), certain of its Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto and any additional Subsidiaries of the Company which become parties to the Credit Agreement in accordance with the terms thereof (collectively referred to as the “Subsidiary Borrowers” and individually referred to as a “Subsidiary Borrower”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or referred to individually as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders” and each individually, a “Lender”), and WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”), acting in the manner and to the extent described in Article XIII of the Credit Agreement (in such capacity, the “Administrative Agent”). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement related to the definitions shall apply herein.

WITNESSETH

WHEREAS, a $35,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”) among the Borrowers, the Lenders, and the Administrative Agent;

WHEREAS, the Borrowers have requested that certain amendments be made to the Credit Agreement as contemplated herein and the Lenders agree to amend such provisions pursuant to the terms and conditions herein; and

WHEREAS, the undersigned Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(A) Amendments.

1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

“Decatur Accrued Amount” has the meaning set forth in the definition of Consolidated EBITDA.

2. Each of the following definitions in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Borrowing Base” means a dollar amount equal to the sum of (a) up to 85% of Eligible Accounts Receivable of the Credit Parties, plus (b) the sum of (i) up to 60% of Eligible Inventory of all Credit Parties other than Wolverine Joining Technologies, LLC consisting of raw materials, finished goods, work in process and billet inventory and (ii) the lesser of (A) $3,000,000 or (B) up to 60% of Eligible Inventory of Wolverine Joining Technologies, LLC consisting of raw materials, finished goods, work in process and billet inventory, plus (c) the lesser of (A) up to 25% of the net book value of Eligible Equipment of the Credit Parties, determined in accordance with GAAP, and (B) $11,000,000 minus (d) reserves established from time to time by the Administrative Agent in its sole discretion. It is understood and agreed that the Agent shall reserve against the Borrowing Base an amount equal to 105% of the maximum amount that was available to be drawn under any expired or terminated Consignment Letter of Credit until the 91st day following the expiration date or termination thereof or, if earlier, the date on which such Consignment Letter of Credit has been cash collateralized in accordance with Section 2.8 hereof.

“Consolidated EBITDA” means, for any applicable period of computation, without duplication, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income (determined in accordance with GAAP) and all non-cash income related to the embedded derivatives associated with the Series A Preferred Stock recorded subsequent to the fiscal quarter ended July 1, 2007, plus (ii) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, plus (iii) aggregate Consolidated Interest Expense for such period, plus (iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of the Consolidated Parties for such period, plus (v) for the 10th, 11th and 12th Production Months of 2005, any backwardation losses in excess of $1,300,000 but in no event greater than $3,000,000, in the aggregate, plus (vi)(A) non-cash restructuring charges not to exceed $48,526,000 in aggregate for the fiscal year ended December 31, 2006 and (B) cash restructuring charges not to exceed $7,600,000 in aggregate for the fiscal year ended December 31, 2006, plus (vii) for the fiscal quarter ended December 31, 2007, with respect to accrued charges in the amount of $8,796,323 in connection with the plant located in Decatur, Georgia (the “Decatur Accrued Amount”), the portion of the Decatur Accrued Amount which has not been paid in cash minus (viii) for each fiscal quarter ending after December 31, 2007, the portion of the unpaid Decatur Accrued Amount paid in cash during such period until the unpaid Decatur Accrued Amount has been reduced to $0.00. Except as otherwise provided herein, the applicable period of computation shall be for the twelve (12) consecutive months ending as of the date of determination.

“Maturity Date” means April 28, 2009.

“Permitted Securitization” means the trade securitization transaction for an aggregate principal amount of third party investments, advances or sales of accounts receivable of up to $75,000,000, evidenced by that certain Receivables Sale Agreement, dated as of April 28, 2005 among the Securitization Companies and the SPC, as amended by that certain Amendment No. 1, dated as of April 4, 2006, that certain Receivables Sale Agreement, dated as of April 4, 2006, among Wolverine Tube (Canada), Inc. and the SPC and that certain Second Amended and Restated Receivables Purchase Agreement, dated as February __, 2008 among the SPC, Wolverine Finance, LLC, the Company, the liquidity banks from time to time party thereto, The CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, as agent.

3. The definition of Eligible Inventory in Section 1.1 of the Credit Agreement is hereby amended by amending clause (viii) thereof in its entirety to read as follows:

“(viii) Inventory that is work in process which does not qualify as Eligible Inventory in accordance with eligibility criteria determined by the Administrative Agent in its sole discretion upon Agent’s receipt and review of appraisals of such Inventory made by appraisers acceptable to the Administrative Agent, which criteria shall include, but not be limited to, location, content, form, Borrowers’ ability to report such Inventory in a manner satisfactory to the Administrative Agent, valuation and advance rates; ”.

4. Section 7.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of a Senior Financial Officer of the Company substantially in the form of Exhibit I to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto. In addition, for each fiscal quarter and, if the Fixed Charge Coverage Ratio is required to be complied with in accordance with Section 8.1, monthly, such certificate shall (i) demonstrate compliance with the financial covenants contained in Article VIII by calculation thereof as of the end of each such fiscal period and, with respect to the calculation of Consolidated EBITDA for each such fiscal period, so long as the Decatur Accrued Amount has not been reduced to $0.00, such calculation shall include a detailed reporting of (A) the initial amount accrued for remediation of the Decatur, Georgia plant, (B) the cumulative amount paid in cash as of the applicable reporting date and (C) the remaining balance of the Decatur Accrued Amount not yet paid in cash as of the applicable reporting date, and (ii) contain information regarding expenditures made by the Credit Parties as to Permitted Investments and Capital Expenditures during the prior fiscal quarter. In addition to the foregoing, at the time of delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of the Company substantially in the form of Exhibit L demonstrating the adjustments made to Consolidated Net Income pursuant to subsection (iii) of Consolidated Net Income.

5. A new Section 8.4 shall be added to the Credit Agreement immediately following Section 8.3 to read as follows:

8.4 Minimum Excess Availability

Excess Availability shall be at least $2,500,000 at all times.

6. Each of the Schedules attached to the Credit Agreement is hereby deleted and replaced by the corresponding Schedule attached to this Agreement.

(B) Representations and Warranties. Each Credit Party hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this Agreement; (iv) it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will violate or conflict in any material respect with any material provision of its articles or certificate of incorporation or certificate of limited partnership or certificate of formation, bylaws, agreement of limited partnership or limited liability company agreement or violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, including without limitation the 2008 Senior Note Indenture and 2009 Senior Note Indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound.

(c) Effectiveness. This Agreement shall become effective upon satisfaction of all of the following conditions precedent:

1. Executed Agreement. The Administrative Agent shall have received a fully executed counterpart of this Agreement from each party hereto.

2. Permitted Securitization Amendment. The Administrative Agent shall have received a fully executed copy of the Second Amended and Restated Receivables Purchase Agreement, dated as of February __, 2008, which agreement shall be in full force and effect and not subject to any unsatisfied conditions precedent, and to which the Administrative Agent and the Lenders hereby consent.

3. Amendment Fee; Expenses. The Administrative Agent shall have received from the Borrowers an amendment fee of $65,000 in connection with this Agreement and payment of all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Mayer Brown LLP, and all previously incurred fees and expenses which remain outstanding on the effective date of this Agreement.

4. Other Conditions Precedent. The Borrowers shall have completed all proceedings taken in connection with the transactions contemplated by this Agreement and delivered to the Administrative Agent all other documentation and other items incident thereto, and each shall be satisfactory to the Administrative Agent and its legal counsel.

(C) No Other Modification. Except to the extent specifically provided to the contrary in this Agreement, all terms and conditions of the Credit Agreement (including Exhibits and Schedules thereto) and the other Credit Documents shall remain in full force and effect, without modification or limitation. This Agreement shall not operate as a consent to any other action or inaction by the Borrowers or any other Credit Party, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Credit Document nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Credit Agreement or any other Credit Document except as specifically provided herein. Each of the Credit Parties acknowledges, confirms and agrees that the Credit Documents to which it is a party remain in full force and effect as of the date hereof and continue to secure all Obligations of each such Credit Party to any Lender or the Administrative Agent, and novation of any kind is hereby expressly disclaimed.

(D) Equipment Appraisal. The parties hereto acknowledge and agree that if the Obligations are not refinanced in whole on or prior to March 31, 2008, the Administrative Agent shall exercise its right to engage an appraiser acceptable to the Administrative Agent, at Borrowers’ expense, to appraise the Eligible Equipment, and upon the Administrative Agent’s receipt and review of any such appraisal, the Administrative Agent may adjust eligibility requirements and reserves related thereto in its sole discretion.

(G) Affirmation of Obligations. The Credit Parties hereby affirm the liens and security interests created and granted in the Credit Documents and agree that this Agreement shall in no manner adversely effect or impair such liens and security interests. The Credit Parties also affirm that they are bound by all terms of the Credit Agreement and that they are responsible for the observance and full performance of the obligations thereunder.

(H) Release. In consideration of entering into this Agreement, each Credit Party (a) represents and warrants to the Administrative Agent and each Lender that as of the date hereof there are no causes of action, claims, actions, proceedings, judgments, suits, demands, damages or offsets against or defenses or counterclaims to its Obligations or Secured Obligations under the Credit Documents and furthermore, such Credit Party waives any and all such causes of action, claims, actions, proceedings, judgments, suits, demands, damages, offsets, defenses or counterclaims whether known or unknown, arising prior to the date of this Agreement and (b) releases the Administrative Agent and each Lender and each of their respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, actions, proceedings, judgments, suits, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act with respect to any Credit Document, on or prior to the date hereof.

(I) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina, without regard to the principles governing conflicts of laws thereof.

(J) INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS. THE PROVISIONS IN SECTIONS 14.5, 14.6, 14.8, 14.9, 14.10, 14.12, 14.13, 14.14, 14.15, 14.19 AND 14.24 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

WOLVERINE TUBE, INC.

By:
Name:
Title:

SUBSIDIARY BORROWERS:

TF INVESTOR, INC.

By:
Name:
Title:

TUBE FORMING HOLDINGS, INC.

By:
Name:
Title:

TUBE FORMING, L.P.

By:	Tube Forming Holdings, Inc.,
its General Partner

By:
Name:
Title:

WOLVERINE FINANCE, LLC

By:
Name:
Title:

SMALL TUBE MANUFACTURING, LLC

By:
Name:
Title:

WOLVERINE JOINING TECHNOLOGIES, LLC

By:
Name:
Title:

WOLVERINE CHINA INVESTMENTS, LLC

By:	Wolverine Tube, Inc.,
its Managing Member

By:
Name:
Title:

WT HOLDING COMPANY, INC.

By:
Name:
Title:

AGENT AND LENDERS:

WACHOVIA BANK,
NATIONAL ASSOCIATION, in its capacity
as Administrative Agent and as a Lender

By:
Name:
Title:

(signature pages end)